19026855 v6


                                                   EXECUTION COPY


              AMENDMENT NO. 4 TO CREDIT AGREEMENT
               AMENDMENT NO. 5 TO PARENT GUARANTY


      AMENDMENT dated as of June 29, 2000 among ALPHARMA U.S. INC., a Delaware corporation (the "Borrower"), ALPHARMA INC., a Delaware corporation (the "Parent Guarantor"), the BANKS AND FINANCIAL INSTITUTIONS (the "Banks") party from time to time to the Credit Agreement (as defined below), BANK OF AMERICA, N.A., as a Bank, UNION BANK OF NORWAY, as agent (the "Agent"), and SUMMIT BANK, as working capital agent (the "Working Capital Agent").


                     W I T N E S S E T H:

      WHEREAS, the Borrower, the Banks, the Agent, the Working Capital Agent, Union Bank of Norway, as arranger, and Den norske Bank AS, as co-arranger, are parties to that certain Credit
Agreement  dated  as  of  January 20,  1999,  as  amended  by  an
Amendment No. 1 dated as of April 16, 1999, an Amendment No. 2 dated as of April 19, 2000 and an Amendment No. 3 dated as of May 2, 2000 (as so amended, the "Credit Agreement") pursuant to which the Banks made available to the Borrower loan facilities in the aggregate original principal amount of $300,000,000;

     WHEREAS, the Parent Guarantor has guaranteed the obligations of the Borrower under the Credit Agreement pursuant to a Guaranty dated as of January 20, 1999, as amended by an Amendment No. 1 dated as of April 16, 1999, an Amendment No. 2 dated as of September 9, 1999, an Amendment No. 3 dated as of April 10, 2000 and an Amendment No. 4 dated as of May 2, 2000 (as so amended, the "Guaranty");

      WHEREAS, the Borrower entered into a $225,000,000 line of credit bridge facility by and among the Borrower, the banks party thereto, First Union National Bank, as administrative agent, Summit Bank, as syndication agent, Den norske Bank ASA, as documentation agent, and Union Bank of Norway and First Union Securities, Inc., as co-arrangers, dated as of May 2, 2000, (the "FUNB Credit Agreement") in connection with the Alpine Acquisition (as defined in the FUNB Credit Agreement);

      WHEREAS, the Borrower issued a $30,000,000 note due on December 31, 2000 to Roche Vitamins Inc. in connection with the
Alpine Acquisition (the "Roche Note");

      WHEREAS, in connection with the Alpine Acquisition, certain non-U.S. inventory having an aggregate cost of up to $15,000,000 will be acquired by the Borrower from Roche Vitamins Inc., (the
"Future Roche Acquisitions");

     WHEREAS, the Borrower and the Banks have agreed to amend the Credit Agreement and the Guaranty on the terms and conditions set forth herein in order to increase the amount of the Commitments (as defined in the Credit Agreement) by an additional aggregate amount of $100,000,000, and to use such increased Commitments to make loans the proceeds of which shall be applied in accordance with the terms of the Credit Agreement, as amended hereby;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:


1    DEFINITIONS

1.1    Definitions.   Capitalized  terms  used  herein  and   not
otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

1.2 Additional Defined Terms. As used in this Amendment, the following terms shall have the following meanings:
          "Additional Consolidation Date" means the first day immediately following the making of the Additional Term Loan on which the Interest Period for Term Loans (other than the Additional Term Loan) expires.

          "Additional Revolving Credit Commitment" means, as to any Bank, the excess of (x) the amount of such Bank's Revolving Credit Commitment immediately after giving effect to this Amendment over (y) the amount of such Bank's Revolving Credit Commitment immediately prior to giving effect to this Amendment. For purposes hereof, the Revolving Credit Commitment of Bank of America, N.A. immediately prior to giving effect to this Amendment shall be deemed to be zero (0).

          "Additional Term Loan Borrowing" means a borrowing by the Borrower consisting of Additional Term Loans made on the same day by the Banks ratably according to their respective Additional Term Loan Commitments.

          "Additional Term Loan Commitment Termination Date" means August 7, 2000.

2    AMENDMENTS TO THE CREDIT AGREEMENT

2.1  The Credit Agreement is hereby amended as follows:

     (a) Section 1.1 of the Credit Agreement is amended by adding the following defined terms in alphabetical order:

               "Additional Term Loan" means a Loan made to the Borrower pursuant to Section 4.2 of Amendment No.
               4 to the Credit Agreement.

               "Additional Term Loan Borrowing" means a borrowing by the Borrower consisting of Additional Term Loans made on the same day by the Banks ratably according to their respective Additional Term Loan Commitments.

               "Additional Term Loan Commitment" means as to any Bank, the amount set forth under the heading
               "Additional  Term Loan Commitment"  opposite  such
               Bank's name on Schedule II.

               "Alpine Acquisition" means the acquisition by the Parent Guarantor and Alpharma (Luxembourg) Sarl of certain of the assets of the medicated feed additive business of Hoffman-LaRoche.

               "Amendment No. 4 to Credit Agreement" means the Amendment No. 4 to Credit Agreement and Amendment No. 5 to Guaranty dated as of June 29, 2000 among the Borrower, the Parent Guarantor, the Banks, Bank of America, N.A, the Agent and the Working Capital Agent.

               "Future Roche Acquisitions" means certain non-U.S. inventory having an aggregate cost of up to $15,000,000 which is to be acquired by the Borrower from Roche Vitamins Inc. in connection with the Alpine Acquisition.

               "Roche  Note" means the $30,000,000  note  due  on
               December 31, 2000 issued by the Borrower to  Roche
               Vitamins  Inc.  in  connection  with  the   Alpine
               Acquisition.

     (b) Section 1.1 of the Credit Agreement is further amended by amending and restating the definitions of "Banks" and"
          Consolidation" to read in their entirety, respectively, as follows:

               "Banks" means the lenders listed on Schedule I hereto, and such other lenders as may become parties hereto from time to time pursuant to
               Section 12.7.

               "Consolidation" means any adjustment of Interest Periods in respect of Term loans in accordance with Section 2.4(a) of this Agreement or in respect of Additional Term Loans in accordance with Section 4.4 of Amendment No. 4 to the Credit Agreement.

     (c) Section 1.1 of the Credit Agreement is further amended by amending and restating clause (D) of the definition of "Interest Period" to read in its entirety as follows:

               (D) there shall be outstanding at any one time in the aggregate no more than (I) two (2) Interest Periods prior to the Consolidation Date and one
               (1) Interest Period thereafter, with respect to Term Loans, (II) six (6) Interest Periods (no more than four of which may have a duration of one month) with respect to Revolving Loans and (III) ten (10) Interest Periods with respect to Eurodollar Working Capital Loans.

     (d)  Each  reference in the Credit Agreement and in the Loan
          Documents to "Loan" and to "Term Loan" shall include the Additional Term Loans, except with respect to Sections 2.1, 2.2, 2.3, 2.4, 5.5 and 8.7 of the Credit Agreement.

(e) Each reference in the Credit Agreement to Term Notes shall include the Additional Term Notes.
(f) Each reference in the Credit Agreement to Revolving Notes shall include the Revolving Notes issued in respect of the Additional Revolving Credit Commitment.
(g) Each reference in the Credit Agreement and in the Loan Documents to "Term Loan Commitment" shall include the Additional Term Loan Commitment, except with respect to the definition of "Term Loan Borrowing" and Sections 2.1, 2.2, 2.3, 2.4, 5.5 and 5.9(c) of the Credit Agreement.
(h) Section 2.4(b) of the Credit Agreement is amended and restated to read in its entirety as set forth on Exhibit A hereto.
(i) Section 3.1(b) of the Credit Agreement is amended by inserting in line 2 thereof immediately after the words "a single Revolving Credit Note" the words "reflecting the Revolving Credit Commitment of such Bank and a single Revolving Credit Note reflecting the Additional Revolving Credit Commitment of such Bank, if any, in each case".
(j) Section 5.1(a) of the Credit Agreement is amended by amending and restating the first sentence thereof to read in its entirety as follows:
               Subject to the adjustment of any Interest Period in connection with a Consolidation, the applicable Interest Period for all Term Loans shall at all times be six months (provided that the initial Interest Period for Additional Term Loans (x) may be shorter than six months and (y) shall end on the Additional Consolidation Date).

     (k) Section 5.5(a) of the Credit Agreement is amended by inserting immediately at the end of sub-clause (ii) thereof the following proviso:

               "provided, however, that such amount shall not exceed 0.8125% per annum."; and

     (l) Section 5.9(c) is hereby amended by inserting in line 8 thereof after the words "daily unused Term Loan Commitment" the words ", Additional Term Loan Commitment".

(m)  Section 8.7 is hereby amended by adding an additional
sentence as follows:
               The Borrower shall use the proceeds of the Revolving Loans made in respect of the Additional Revolving Credit Commitment (i) to refinance Indebtedness of the Borrower under the FUNB Credit Agreement, (ii) to pay related fees and expenses in connection with the Alpine Acquisition, including the Future Roche Acquisitions, (iii) to repay the Roche Note and (iv) for general corporate purposes.

     (n) Annex A is amended by amending and restating the table set forth therein to read in its entirety as set forth on Exhibit B hereto.

(o) Schedule I to the Credit Agreement is amended by inserting immediately at the end thereof the information set forth on Exhibit C hereto.
(p) Schedule II to the Credit Agreement is amended by amending and restating it to read in its entirety as set forth on Exhibit D hereto.
(q) All references in the Credit Agreement to "this Agreement" or "hereof" shall in all such cases be deemed to be references to the Credit Agreement as amended by this Amendment and as the same may be further amended or modified from time to time.
2.2 Except as expressly amended hereby, the Credit Agreement is hereby ratified and confirmed.

3    AMENDMENTS TO THE GUARANTY

3.1  The Guaranty is hereby amended as follows:

     (a) Section 8(b) of the Guaranty is amended and restated to read in its entirety as follows:

                (b)  Total Indebtedness to EBITDA.  The ratio  of
          (i) Total Indebtedness to (ii) EBITDA as at the last day of any period of four consecutive Fiscal Quarters of the Parent Guarantor shall be less than (A) 5.50:1, from the Agreement Date through June 29, 2000 hereto,
          (B) 5.25:1 from June 29, 2000 through December 31, 2000, (C) 5.00:1, from January 1, 2001 through December 31, 2001, (D) 4.75:1 from January 1, 2002 through
          December 31, 2002, and (E) 4.50:1 thereafter;

     (b) Section 8(c) of the Guaranty is amended and restated to read in its entirety as follows:

                (c) Interest Coverage Ratio. The ratio of (i) EBITDA to (ii) Total Interest Expense for any period of four consecutive Fiscal Quarters of the Parent Guarantor shall not be less than (A) 2.25:1, from the Agreement Date through June 29, 2000, (B) 2.50:1 from June 29, 2000 through December 31, 2000, (C) 3.00:1, from January 1, 2001 through December 31, 2001, (D) 3.25:1 from January 1, 2002 through December 31, 2002, and (E) 3.50:1 thereafter.

     (c) Section 15 of the Guaranty is amended by amending the definition of EBITDA set forth therein to include the following additional proviso immediately at the end thereof:

                          "and provided, further that during  the
               12 month period commencing May 2, 2000, EBITDA shall be adjusted by an increase of $57,500,000 (being the sum of the pro-forma adjustments set forth in the pro forma financial statement of the Parent Guarantor dated April 28, 2000 and delivered pursuant to Section 5.1(a)(xx) of the FUNB Credit Agreement) less $57,500,000 multiplied by a fraction of the numerator of which is the number of calendar months occurring after May 1, 2000 and the denominator of which is 12."

     (d) Schedule 5(k) to the Parent Guaranty is amended by amending and restating it to read in its entirety as set forth on Exhibit E hereto.


3.2 Except as expressly amended hereby, the Guaranty is hereby ratified and confirmed.

4    AMOUNTS AND TERMS OF THE ADDITIONAL TERM LOANS

4.1  The Additional Term Loans.

     (a) Commitment to Lend. On the terms and subject to the conditions contained in this Amendment, each Bank severally agrees to make an additional Term Loan (an "Additional Term Loan") to the Borrower on the Additional Term Loan Commitment Termination Date, each such Loan being part of an Additional Term Loan Borrowing, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on
          Schedule II as its "Additional Term Loan Commitment" (as adjusted from time to time by reason of assignments in accordance with the provisions of Section 12.7 of the Credit Agreement and as such amount may be reduced pursuant to Section 4.3 of this Amendment, such Bank's "Additional Term Loan Commitment"); provided, however, that following the making of each such proposed Additional Term Loan, (i) the aggregate principal amount of all Additional Term Loans outstanding shall not exceed the aggregate amount of the Additional Term Loan Commitments and (ii) the aggregate principal amount of all Loans outstanding shall not exceed the aggregate amount of the Commitments, in each case at such time.

(b)  Evidence of Debt.
          (i) Each Bank shall maintain in accordance with its usual practice an account or accounts and shall receive from the Borrower (through the Agent) a single additional Term Note (each an "Additional Term Note") payable to the order of such Bank, both evidencing the Indebtedness to such Bank resulting from each Additional Term Loan made by such Bank to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(ii) The Register maintained by the Agent pursuant to Section 12.7(g) of the Credit Agreement shall include an "Additional Term Loan control account" for each Bank, in which account shall be recorded (A) the date and amount of each Additional Term Loan Borrowing hereunder, (B) the amount of each Bank's Additional Term Loan comprising such Borrowing and the Interest Period applicable thereto, (C) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank with respect to each such Additional Term Loan hereunder and (D) the amount of any sum received by the Agent from the Borrower with respect to such Additional Term Loans hereunder and each Bank's Ratable Portion thereof.
(iii) The entries made in the Register in respect of Additional Term Loans shall be conclusive and binding for all purposes, absent manifest error.
4.2  Making the Additional Term Loans.

     (a) The Additional Term Loan Borrowing shall be made upon receipt of a Notice of Borrowing given by the Borrower to the Agent not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed Additional Term Loan Borrowing.

(b) The Agent shall give to each Bank prompt notice of its receipt of a Notice of Borrowing in respect of Additional Term Loans and, upon its determination thereof, notice of the applicable interest rate under Section 5.3(b) of the Credit Agreement. Each Bank shall, before 11:00 A.M. (New York City time) on the date of the proposed Additional Term Loan Borrowing, make available for the account of its Lending Office to the Agent at its address referred to in Section 12.2 of the Credit Agreement, in immediately available funds, such Bank's Ratable Portion of such proposed Additional Term Loan Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI hereof, the Agent will make such funds available to the Borrower at the Agent's above-referenced address.
(c)  The Additional Term Loan Borrowing pursuant to this Section
4.2 shall be in an aggregate amount of $10,000,000. The maximum number of Additional Term Loan Borrowings permitted under this Amendment shall be one (1).
(d) Each Notice of Borrowing pursuant to this Section 4.2 shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in Article IV hereof, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund any Additional Term Loan Borrowing when such Additional Term Loan, as a result of such failure, is not made on such date. A certificate as to such amounts submitted to the Borrower and the Agent by such Bank shall be conclusive and binding absent manifest error.
(e) Unless the Agent shall have received notice from a Bank prior to the date of any proposed Additional Term Loan Borrowing pursuant to this Section 4.2 that such Bank will not make available to the Agent such Bank's Ratable Portion of such Additional Term Loan Borrowing, the Agent may assume that such Bank has made such Ratable Portion available to the Agent on the date of such Additional Term Loan Borrowing in accordance with this Section 4.2 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such Ratable Portion available to the Agent and the Agent has so made available such amount, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, the interest rate applicable at the time to the Additional Term Loans comprising the Additional Term Loan Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Additional Term Loan as part of such Borrowing for purposes of this Amendment and the Credit Agreement. If the Borrower shall repay to the Agent such corresponding amount, such payment shall not relieve such Bank of any obligation it may have to the Borrower hereunder.
(f) The failure of any Bank to make the Additional Term Loan to be made by it as part of any Additional Term Loan Borrowing pursuant to this Section 4.2 shall not relieve any other Bank of its obligation, if any, hereunder to make its Additional Term Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Additional Term Loan to be made by such other Bank on the date of any such Additional Term Loan Borrowing.
4.3    Termination/Reduction  of   the   Additional   Term   Loan
Commitments.

     (a) Optional Reductions. The Borrower shall have the right, upon at least five Business Day's prior notice (which shall be irrevocable) to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Additional Term Loan Commitments of the Banks; provided, however, that each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $5,000,000 (or such lesser amount as may be necessary to reduce to zero the amount of the Additional Term Loan Commitments) in excess thereof; provided, further, that no such termination or reduction of the Additional Term Loan Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Additional Term Loans made on the effective date thereof, the aggregate outstanding principal amount of Additional Term Loans of all Banks would exceed the aggregate amount of the Additional Term Loan Commitments. Once canceled pursuant hereto, no such canceled portion of the Additional Term Loan Commitments may be reinstated.

(b) Cancellation of Unused Portion. On the Additional Term Loan Commitment Termination Date, the unused portion of each Bank's Additional Term Loan Commitment shall be canceled and will no longer be available for any Additional Term Loan Borrowings thereafter.
(c) Payment of Cancellation and Commitment Fees. Simultaneously with any termination, reduction or cancellation of the Additional Term Loan Commitments pursuant to this Section 4.3, the Borrower shall pay to the Agent for the account of each relevant Bank the fee set forth in Section 4.5 of this Amendment, if any, on the amount of the Additional Term Loan Commitments so terminated, reduced or canceled and owed to such Bank through the date of such termination or reduction.
4.4  Consolidation and Repayment of Additional Term Loans.

     (a)  Additional Consolidation.  On the Additional Consolidation
          Date, the Interest Period for the Additional Term Loans shall be adjusted by the Agent so that on and after the Additional Consolidation Date, there will be no more than one (1) Interest Period outstanding with respect to the Term Loans and the Additional Term Loans. The Agent shall give the Banks 10 days' prior notice of the proposed Additional Consolidation Date (which shall be no later than six months after the day on which the Additional Term Loans were made). The Borrower shall indemnify the Banks in accordance with Section 12.4(c) of the Credit Agreement for any costs resulting from such Consolidation.

(b) Repayment. The Borrower shall repay the outstanding principal amount of the Additional Term Loans as provided in
Section 2.4(b) of the Credit Agreement.
4.5 Additional Term Loan Commitment. The Borrower will pay on the Additional Term Loan Commitment Termination Date to the Agent for the account of each Bank in arrears a fee accruing from the date this Amendment becomes effective until the Additional Term Loan Commitment Termination Date, on such Bank's aggregate daily unused and uncancelled Additional Term Loan Commitment as in effect from time to time at the rate of 1/8% per annum.

4.6 Use of Proceeds of Additional Term Loans. The Borrower shall use the proceeds of the Additional Term Loans (i) to refinance Indebtedness of the Borrower under the FUNB Credit Agreement, (ii) to pay related fees and expenses in connection with the Alpine Acquisition, including the Future Roche Acquisitions, (iii) to repay the Roche Note and (iv) for general corporate purposes.
5    REPRESENTATIONS AND WARRANTIES

5.1 Each of the Borrower and the Parent Guarantor represents and warrants as follows:

     (a) Due Authorization. It has the power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform this Amendment and the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Parent Guarantor, in each case as amended by this Amendment in accordance with its terms. It has duly executed and delivered this Amendment by all necessary action, and this Amendment and the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Parent Guarantor, in each case as amended by this Amendment are its legal, valid and binding obligations enforceable in accordance with its terms under all Applicable Law, subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

(b) Compliance with Law, etc. Its execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Parent Guarantor, in each case as amended by this Amendment in accordance with their respective terms do not and will not (i) violate any provision of any applicable laws, orders, rules or regulations presently in effect or (ii) conflict with, result in a breach of or constitute a default under its organizational documents or any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound.
(c) Governmental Regulation. It is not required to obtain any governmental authorization, consents, orders or approvals in connection with the execution and delivery of this Amendment or the performance of the transactions contemplated by each of this Amendment and the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Parent Guarantor, in each case as amended by this Amendment.
(d) Consents. All consents and approvals necessary for the making and performance of this Amendment and the transactions contemplated hereby have been obtained and the same are in full force and effect.
(e) Validity. There are no proceedings or investigations pending or, to the best of its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Parent Guarantor, in each case as amended by this Amendment, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Parent Guarantor, in each case as amended by this Amendment, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Amendment and the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Parent Guarantor, in each case as amended by this Amendment and (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Parent Guarantor, in each case as so amended.
(f) Representations; No Defaults. The representations and warranties contained in Article VII of the Credit Agreement and
Section 5 of the Guaranty (in each case as amended by this Amendment) are true and correct, and no Default or Event of Default (after giving effect to the consent and waiver set forth in this Amendment) has occurred and is continuing.
6    CONDITIONS TO LENDING

6.1  Conditions Precedent to the Making of Additional Term Loans.
     The making of Additional Term Loans hereunder is subject to satisfaction of the conditions precedent that:

     (a) the Agent shall have received the following, in form and substance satisfactory to the Agent, and in sufficient copies for each Bank:

          (i) Certified copies of (A) the resolutions of the Board of Directors of each of the Borrower and the Parent Guarantor approving the execution, delivery and performance of this Amendment, the Additional Term Notes and any new Revolving Notes issued in connection herewith, and (B) all documents evidencing any other necessary corporate action and required governmental and any third party approvals, licenses and consents with respect to this Amendment.

(ii) A copy of the certificate of incorporation of each of the Borrower and the Parent Guarantor certified as of a recent date by the Secretary of State of the Borrower's and Parent
Guarantor's jurisdiction of incorporation, together with certificates of such official attesting to the good standing of the Borrower and Parent Guarantor, and a copy of the By-Laws of each of the Borrower and Parent Guarantor certified by its Secretary or one of its Assistant Secretaries.
(iii)     A certificate of the Secretary or an Assistant
Secretary of each of the Borrower and Parent Guarantor certifying the names and true signatures of its officers who have been authorized to execute and deliver this Amendment and each other document and certificate to be executed or delivered hereunder on behalf of each such Borrower and Parent Guarantor.
(iv) The Borrower shall have paid to the Agent for distribution to the Banks, respectively:
               (A) an amendment fee equal to 0.125% of each such Bank's aggregate Commitments (as in effect immediately prior to giving effect to this Amendment No. 4), if any; and

(B) an additional fee equal to 0.375% of the aggregate of each such Bank's Additional Term Loan Commitment and Additional
Revolving Credit Commitment, if any.
          (v)  A favorable opinion of (A) Kirkland & Ellis, special New
               York counsel to each of the Borrower and the Parent Guarantor, in form, scope and substance satisfactory to the Agent, and (B) Robert Wrobel, Vice President and Chief Legal Officer to each of the of the Borrower and the Parent Guarantor, in form, scope and substance satisfactory to the Agent.

(vi) new Revolving Notes, duly executed on behalf of the Borrower in favor of those Banks making Additional Revolving Credit
Commitments, respectively, reflecting the Additional Revolving
Credit Commitments.
(vii) new Additional Term Notes, duly executed on behalf of the Borrower in favor of Bank of America, N.A. reflecting the Additional Term Loan Commitment.
(viii) The following statements shall be true on the date hereof and on the date of the making of such Additional Term
Loans, before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by the Borrower of the proceeds of such Additional Term Loans shall constitute a representation and warranty by the Borrower that on the date of such Additional Term Loans such statements are true):
        (A)  The representations and warranties contained in this
             Amendment, in Article VII of the Credit Agreement and in Section
              5 of the Guaranty (other than those stated to be made as of a particular date) are true and correct in all material respects on and as of such date as though made on and as of such date.

(B)  No event has occurred and is continuing, or would result from such Revolving Loans or Additional Term Loans being made on such date, which constitutes a Default or an Event of Default.
7    MISCELLANEOUS

7.1  Governing   Law.    This  Amendment  and  the   rights   and
     obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America without giving effect to its conflict of law rules.

7.2 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE PARENT GUARANTOR, THE BANKS, BANK OF AMERICA, N.A., THE AGENT AND THE WORKING CAPITAL AGENT WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
7.3 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
7.4 Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.
7.5 Loan Document. The parties hereto acknowledge that this Amendment shall be a "Loan Document" as such term is defined in the Credit Agreement and the Guaranty.
      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the date and year first above written.

                    ALPHARMA U.S. INC.


                    By: __________________________
                           Name: Albert N. Marchio, III
                           Title:   Vice President, Treasurer


                    ALPHARMA INC.


                    By: __________________________
                           Name:  Albert N. Marchio, II
                           Title:    Vice President, Treasurer


                                   UNION BANK OF NORWAY, as Agent


                    By: ___________________________
                           Name:
                           Title:

                    UNION BANK OF NORWAY


                    By: ___________________________
                           Name:
                           Title:


                    DEN NORSKE BANK ASA


                    By :___________________________
                           Name:
                           Title:


                    FIRST UNION NATIONAL BANK


                    By:___________________________
                         Name:
                         Title:

                    SUMMIT BANK, as Working Capital Agent


                    By: __________________________
                           Name:
                           Title:


                    SUMMIT BANK


                    By:___________________________
                         Name:
                         Title:


                    BANQUE NATIONALE DE PARIS OSLO BRANCH


                    By:___________________________
                         Name:
                         Title:



                    LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE
                         COPENHAGEN BRANCH


                    By:___________________________
                         Name:
                         Title:


                    BANK OF AMERICA, N.A.


                    By:___________________________
                         Name:
                         Title:

                   ACKNOWLEDGMENT AND CONSENT
                               OF
                          LOAN PARTIES


Each of the undersigned acknowledges the foregoing Amendment and agrees that its obligations under each Loan Document to which it is a party is and shall remain unimpaired and in full force and effect.

ALPHARMA INC.



By: __________________
      Name: Albert N. Marchio, II
      Title:   Vice President, Treasurer



ALPHARMA USPD INC.



By: __________________
      Name:  Albert N. Marchio, II
      Title:    Vice President, Treasurer



ALPHARMA INTERNATIONAL HOLDINGS INC.



By: __________________
      Name:  Albert N. Marchio, II
      Title     Vice President, Treasurer



ALPHARMA EURO HOLDINGS INC.



By: __________________
      Name: Albert N. Marchio, II
      Title:   Vice President, Treasurer

                     EXHIBIT A to Amendment


     (b) Repayment of Term Loans and Additional Term Loans. The Borrower shall repay the outstanding principal amount of the Term Loans and the Additional Term Loans in ten (10) consecutive semi-annual installments on the dates and in the amounts set forth in the table below (subject to (x) proportional adjustment in the event that less than the full amount of the Term Loan Commitment or Additional Term Loan Commitment is advanced and (y) adjustment to reflect any prepayments pursuant to Section 5.4 of this Agreement or ); provided that, in any event, on the Term
Loan Maturity Date, the Borrower shall pay the full principal amount of all Term Loans and Additional Term Loans then outstanding (together with all accrued and unpaid interest thereon):



       Date         Installment Amount

August 7, 2000          $ 2,500,000
February 7, 2001        $ 8,300,000
August 7, 2001          $ 8,300,000
February 7, 2002        $ 8,300,000
August 7, 2002          $ 8,300,000
February 7, 2003        $ 8,300,000
August 7, 2003          $ 8,300,000
February 7, 2004        $ 8,300,000
August 7, 2004          $ 8,300,000
February 7, 2005        $38,600,000



                     EXHIBIT B to Amendment




                                   Applicable Margin
    Margin Ratio        Eurodollar Loans    Alternate Base Rate
                                              Working Capital
                                                   Loans
less than 2.5 and the        .875%                -0.75%
Equity Ratio at such
  time is at least
       0.35:1*
   less than 3.25            1.125%                -0.5%
 3.25 or greater but         1.375%               -0.25%
    less than 4.0
 4.0 or greater but          1.625%                 0%
   less than 4.75
 4.75 or greater but         2.000%                .25%
   less than 5.25
*This pricing not effective until the Adjustment Date following
April 1, 2001.

                     EXHIBIT C to Amendment



BANK OF AMERICA, N.A.    Lending Office:

                    Bank of America, N.A.
                    One Independence Center
                    101 North Tryon Street
                    Charlotte, North Carolina  28255-0001
                    Attn:          Veronica L. Robinson
                    Telephone:     704-387-0214
                    Telecopier:    704-409-0051

                    Address for Notice Purposes:

                    Bank of America, N.A.
                    Bank of America Corporate Center
                    100 North Tryon Street, NC1-007-17-11
                    Charlotte, North Carolina 28255
                     Attn:           William C. Nelson,  Managing
Director
                    Telephone:     704-387-2109
                    Telecopier:    704-388-6002

                    Address for Service of Process:

                    Bank of America, N.A.
                    Bank of America Corporate Center
                    100 North Tryon Street, NC1-007-17-11
                    Charlotte, North Carolina 28255
                     Attn:           William C. Nelson,  Managing
Director
                    Telephone:     704-387-2109
                    Telecopier:    704-388-6002


                     EXHIBIT D to Amendment


                                                      Schedule II

                          Commitments

The Banks listed below will participate in the Credit Agreement in the following manner:


                     Term    Additiona   Revolving      Sum
                     Loan      l Term     Credit
      Bank         Commitme     Loan    Commitment
                      nt     Commitmen
                                 t
Union   Bank   of  31,000,0  __ --- __  59,000,000   90,000,00
Norway                   00                              0
Den  norske  Bank  28,000,0  __ --- __  57,000,000   85,000,00
ASA                      00                              0
Summit Bank        18,000,0  __ --- __  32,000,000   50,000,00
                         00                              0
First       Union  8,000,00  __ --- __  32,000,000   40,000,00
National Bank             0                              0
Banque  Nationale  7,000,00  __ --- __  23,000,000   30,000,00
de   Paris   Oslo         0                              0
Branch
Landesbank Kiel    8,000,00  __ --- __  27,000,000   35,000,00
                          0                              0
Bank of America,             10,000,00  30,000,000   40,000,00
N.A.                    ---      0                       0

Sum                100,000,  10,000,00  260,000,00   [370,000,
                        000      0           0         000]



             Portion of Revolving Credit Commitment
          Available as Working Capital Loan Commitment



First Union National Bank, N.A.      15,000,000

Summit Bank                          15,000,000
Sum                                  30,000,000